SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        Advanced Gaming Technology, Inc.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ] Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                        ADVANCED GAMING TECHNOLOGY, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 17, 1997

            TO THE SHAREHOLDERS OF ADVANCED GAMING TECHNOLOGY, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Advanced Gaming Technology, Inc. (the "Company"), will be held at the Hotel Georgia, Queen Anne Room, 801 West Georgia Street, Vancouver, British Columbia, Canada at 11:00 a.m., local time, on Wednesday, September 17, 1997 for the following purposes:


     1) To elect Directors to serve until the 1998 Annual Meeting of Shareholders (Proposal 1);

     2) To consider and act upon a proposal to effect a reverse stock split in which one new share of Common Stock, $.005 par value per share (the "Common Stock"), would be exchanged for a number of shares, to be determined by the Board of Directors, not more than four shares of Common Stock issued and outstanding at the time of the reverse stock split (Proposal 2);

     3) To consider a proposal to ratify the selection of Robison, Hill & Co. to audit the Company's books and records for the fiscal year ending December 31, 1997 (Proposal 3); and

     4) To consider and transact such other business as may properly and lawfully come before the Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.


     The transfer books of the Company closed as of the end of business on August 19, 1997 (the "Record Date") for purposes of determining shareholders who are entitled to notice of and to vote at the Meeting, but were not closed for any other purpose.


     All shareholders are cordially invited to attend the Meeting in person. If you cannot attend the Meeting, please take the time to promptly sign, date and mail the enclosed proxy in the envelope we have provided. If you attend the Meeting and decide that you want to vote in person, you may revoke your proxy. The Board of Directors recommends that you vote for the nominees for directors and in favor of the described proposals to be considered at the Meeting.

                                             By Order of the Board of Directors


                                             Firoz Lakhani, President, Secretary
                                             and Chief Operating Officer

August 14, 1997

THE ACCOMPANYING PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS AND IS REVOCABLE AT ANY TIME PRIOR TO BEING EXERCISED. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS THEREON. IF A CHOICE IS NOT INDICATED, HOWEVER, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, IN FAVOR OF THE REVERSE STOCK SPLIT, IN FAVOR OF THE RATIFICATION OF THE SELECTION OF AUDITORS AT THE MEETING, AND IN THE BEST JUDGMENT OF THE PROXIES CONCERNING ANY OTHER MATTERS CONSIDERED AT THE MEETING.

                        ADVANCED GAMING TECHNOLOGY, INC.

                          2482-650 West Georgia Street
                              Post Office Box 11610
                   Vancouver, British Columbia, Canada V6B 4N9


                         Annual Meeting of Shareholders
                               September 17, 1997


                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

                               GENERAL INFORMATION


     This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Gaming Technology, Inc. (the "Company") for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held at the Hotel Georgia, Queen Anne Room, 801 West Georgia Street, Vancouver, British Columbia, Canada, on September 17, 1997 at 11:00 a.m. local time.

     All shareholders of record as of the close of business on August 19, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.


     The Company will pay the cost of proxy solicitation. In addition to the solicitation of proxies by use of the mails, directors, officers and other employees of the Company may solicit proxies in person or by telephone, telegram, facsimile or other electronic means. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.


     It is anticipated that this Proxy Statement and the enclosed proxy first will be mailed to the Company's shareholders on or about August 21, 1997.

     A proxy for use at the Annual Meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.005 per share ("Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. Pursuant to the terms of the proxy, if no instructions are indicated, such shares will be voted "FOR" the election of the nominees as directors, in favor of the reverse stock split, in favor of the ratification of the selection of auditors at the Annual Meeting, and in the best judgment of the proxies concerning any other matters considered at the meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein, although the Board of Directors does not know of any other matters to be presented at the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (1) giving written notice of revocation to the Secretary of the Company; (2) properly submitting to the Company a duly executed proxy bearing a later date; or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: 2482-650 West Georgia Street, Post Office Box 11610, Vancouver, British Columbia, Canada V6B 4N9;
Attention: Corporate Secretary.

Voting Procedure


     All holders of record of the Company's Common Stock at the close of business on August 19, 1997, will be eligible to vote at the Annual Meeting. As of July 31, 1997, 68,807,262 shares of the Common Stock were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter brought before the shareholders for a vote at the Annual Meeting. As of July 31, 1997, the directors and officers of the Company have the power to vote approximately 11.16% of the outstanding shares of Common Stock. The Company's directors and officers have advised the Company that they intend to vote the shares under their control in favor of the proposals set forth in this Proxy Statement.


     The presence, in person or by proxy, by the holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy, abstentions and broker non-votes will be considered in the determination of whether a quorum is present. The inspectors of election will treat shares represented by executed proxies which abstain or are withheld from a particular matter as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares on a particular matter, those shares will not be treated as present and entitled to vote for purposes of determining the approval of such matter.

Annual Report

     The Annual Report on Form 10-KSB of the Company for the fiscal year ending December 31, 1996, including Financial Statements, is enclosed with this Proxy Statement. Shareholders may also obtain a copy of the Annual Report on Form 10-KSB without charge upon written request addressed to Firoz Lakhani, President, Secretary and Chief Operating Officer, Advanced Gaming Technology, Inc., 2482-650, West Georgia Street, P.O. Box 11610, Vancouver, British Columbia, Canada, V6B 4N9. If the person requesting a copy of the Annual Report on Form 10-KSB is not a shareholder of record, the request must include a representation that he or she is a beneficial owner of the Company's Common Stock.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

     One of the purposes of the Meeting is to elect three (3) Directors to serve until the 1998 Annual Meeting of Shareholders or their successors are elected and qualified. The shares represented by the proxies solicited hereby will be voted "FOR" the election of the persons named below unless authorization to do so is withheld in the proxy. In the event any of the nominees should be unavailable to serve as a Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

     The Board of Directors recommends a vote FOR each of the nominees

     The following information is set forth with respect to the three (3) nominees for election to hold office until the 1998 Annual Meeting.

                                                                        Director
Name, Age and Principal Employment for Past Five Years                  Since
------------------------------------------------------                  --------

Firoz Lakhani, 52, has been the President, Chief Operating Officer        1995
and a Director of the Company since September 1995 and the Secretary of the Company since September, 1996. Mr. Lakhani served as a Director at Olds Industries, Inc., a Canadian public company, from August 1993 to September 1995, and was employed at Park Georgia
Realty, a real estate and land development brokering company, from July 1990 to August 1993. From 1979 to 1990, Mr. Lakhani was employed at Montreal Trust Company, where he headed the Commercial Real Estate Division.

Robert C. Silzer, Sr., 50, has been the Chairman, Chief Executive         1993
Officer and a Director of the Company since November 1993. He also currently serves as a Director of InFOREtech Golf Technology, Inc., since September 1995. From 1986 to 1992, Mr. Silzer served as
President and Chief Executive Officer of Supercart International, Inc.

Robert C. Silzer, Jr. 31, has been a director of the Company since        1997
March 31, 1997 and the Vice President--Operations since February
1994.  From December 1992 through December 1993, Robert C. Silzer, Jr.
worked as a sales representative at Mills Printing in Vancouver.


Robert C. Silzer, Jr. is the son of Robert C. Silzer, Sr.

     The Company has one additional executive officer, Donald Robert MacKay, the Chief Financial Officer, who is not a director and who is not named in the above table. Mr. MacKay, 45, has been the Chief Financial Officer of the Company since August 1995. Prior to joining the Company, Mr. MacKay served as the Manager -- Business Analysis at TCG International Inc. from March 1994 to July 1995. Prior to that, Mr. MacKay was the Controller of Attachmate Canada, Inc. (formerly KEA Systems Ltd.) from September 1993 to March 1994 and was a Senior Financial Accountant at GLENTEL, Inc. from 1989 to September 1993.


Security Ownership of Management of the Company


     The following table sets forth information as of July 31, 1997 regarding the beneficial ownership of Common Stock of the Company by (i) the directors and nominees of the Company, (ii) each executive officer named in the Summary Compensation Table that appears under "Executive Compensation -- Summary
Compensation Table," (iii) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company and (iv) all officers and directors as a group.

Name and Address of Beneficial Owner   Number of Shares Owned   Percent of Class
------------------------------------   ----------------------   ----------------
Robert C. Silzer, Sr.(1)                    4,331,048(2)            6.09%(2)
2482-650 West Georgia Street
P.O. Box 11610
Vancouver British Columbia

Firoz Lakhani                               2,450,000(3)            3.53%(3)
2482-650 West Georgia Street
P.O. Box 11610
Vancouver British Columbia

Robert C. Silzer, Jr.(1)                    1,006,243(4)            1.45%
2482-650 West Georgia Street
P.O. Box 11610
Vancouver British Columbia

All officers and directors
  as a group (4 persons)                    8,112,291(5)           11.16%(5)

-------------------

(1)  Robert C. Silzer, Jr. is the son of Robert C. Silzer, Sr.


(2) Includes stock options which are exercisable by Mr. Robert C. Silzer, Sr. to acquire 2,317,000 shares of Common Stock and 115,000 shares held by Madj Silzer, Mr. Robert C. Silzer, Sr.'s wife.


(3) Includes stock options which are exercisable by Mr. Lakhani to acquire 680,000 shares of Common Stock.

(4) Includes stock options which are exercisable by Mr. Robert C. Silzer, Jr. to acquire 657,693 shares of Common Stock.


(5)  Includes  all  shares  currently   outstanding  and  those  which  are  not
     outstanding but which are subject to issuance upon exercise of stock options. See footnotes (2), (3) and (4).

Interests of Management and Others in Certain Transactions


     Firoz Lakhani, the President, Chief Operating Officer, Secretary and a Director of the Company, borrowed an aggregate principal amount of $444,000 from the Company, pursuant to (i) a promissory note in the principal amount of $250,000 dated January 30, 1996 and due on or before January 29, 2001, (ii) a promissory note in the principal amount of $90,000 dated January 18, 1996 and due on or before January 18, 2001 and (iii) a promissory note in the principal amount of $104,000 dated January 3, 1996 and due on or before January 2, 2001 (the "Lakhani Notes"). Interest is paid monthly on the Lakhani Notes at the United States Base Rate as may be set from time to time. At July 31, 1997, the United States Base Rate was eight and one-half percent (8 1/2%).

     Robert C. Silzer, Sr., the Chairman, Chief Executive Officer and a Director of the Company, borrowed an aggregate principal amount of $597,800 from the Company, pursuant to (i) a promissory note in the principal amount of $375,000 dated January 30, 1996 and due on or before January 29, 2001, (ii) a promissory note in the amount of $150,000 dated January 18, 1996 and due on or before January 17, 2001 and (iii) a promissory note in the principal amount of $72,800 dated January 2, 1996 and due on or before January 17, 2001 (the "Silzer Notes"). Interest is paid monthly on the Silzer Notes at the United States Base Rate as may be set from time to time. At July 31, 1997, the United States Base Rate was eight and one half percent (8 1/2%).


     During the fiscal year ended December 31, 1996, the Board of Directors held approximately 64 meetings. Mr. Pak Cheung, who resigned on March 27, 1997 to pursue other business commitments, attended fewer than 75% of all meetings of the Board of Directors. The Company does not have a standing audit committee, nominating committee or compensation committee.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following summary compensation table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to Robert C. Silzer, Sr., the Company's Chief Executive Officer and Firoz Lakhani, the Company's President, Secretary and Chief Operating Officer. Except as set forth below, no executive officer's salary and bonus exceeded $100,000 during any of the Company's last three fiscal years:

                                             Annual Compensation
                                       --------------------------------
                                                              Other               All
Name and Principal         Fiscal                             Annual             Other
     Position               Year       Salary      Bonus   Compensation     Compensation(1)
------------------         ------      ------      -----   ------------     ---------------
Robert C. Silzer, Sr.,      1994     $ 75,000                $130,000
Chairman and Chief          1995     $125,000                $ 14,500           $11,564
Executive Officer           1996     $175,000(2)             $ 10,000           $16,692

Firoz Lakhani               1996     $125,000(3)             $ 10,000           $15,492
President and Chief
Operating Officer
---------------------------

(1) Amounts under "Other Annual Compensation" represent an automobile allowance for Robert C. Silzer, Sr. of $9,600 for 1995 and $10,800 for 1996 and certain employee benefits and an automobile allowance for Mr. Lakhani of $9,600 and certain employee benefits.

(2)  Includes $37,500 deferred by Robert C. Silzer, Sr.

(3)  Includes $33,333 deferred by Mr. Lakhani.

Option Grants in Last Fiscal Year

     The following table sets forth information covering the grant of options to acquire Common Stock in the last year to the persons named in the Summary
Compensation   Table.

                                         % of Total
                           Number of      Options
                            Options      Granted to    Exercise or
                            Granted      Employees      Base Price    Expiration
Name                        (#)(1)        in Year        ($/Share)       Date
----                       ---------     ----------    -----------    ----------
Robert C. Silzer, Sr.       800,000         29.1%          $.55         11/4/01
Firoz Lakhani               500,000         18.2%          $.55         11/4/01

Aggregated Option Exercises in Last Year, and Year-End Option Values

     The following table sets forth, for the persons named in the Summary Compensation Table, information regarding aggregate exercises of options in 1996 and the number and value of unexercised options at December 31, 1996.

                                                                                           Value of Unexercised
                                                            Number of Unexercised           In-the-Money Options
                            Shares                          Options at FY-End(#)                FY-End($)(1)
                          Acquired on        Value       ---------------------------    ----------------------------
Name                      Exercise(#)     Realized($)    Exercisable   Unexercisable    Exercisable    Unexercisable
----                      -----------     -----------    -----------   -------------    -----------    -------------
Robert C. Silzer, Sr.      1,530,000       $597,800        1,317,500                      $574,550
Firoz Lakhani              1,200,000       $444,000          500,000                      $275,000

----------
(1) Based upon the difference between the exercise price and the closing price of the shares on December 31, 1996.

Employment Agreements.


     Effective January 1, 1994, the Company entered into an employment agreement with Robert C. Silzer, Sr. (the "Silzer Sr. Employment Agreement"), under which Robert C. Silzer, Sr. serves as Chairman and Chief Executive Officer of the Company. Pursuant to the Silzer Sr. Employment Agreement, Mr. Robert C. Silzer, Sr. was paid a salary of $75,000 in 1994, $125,000 in 1995 and $137,500 in 1996.
He deferred $37,500 of his salary for the year 1996. Robert C. Silzer, Sr. will be paid a salary of $225,000 in 1997, $275,000 in 1998, $325,000 in 1999 and
$375,000 in 2000. In addition, Robert C. Silzer, Sr. is eligible to receive an annual bonus in an amount equal to 5% of the net income of the Company and its subsidiaries (the Company and its subsidiaries did not have any net income in 1996). Robert C. Silzer, Sr. received a signing bonus of 250,000 shares of Common Stock. Robert C. Silzer, Sr. was also paid an automobile allowance of $800 per month in 1995 and $900 per month in 1996 and will be paid an additional $100 per month for each calendar year of the term of the Silzer Sr. Employment Agreement. Pursuant to the Silzer Sr. Employment Agreement, Robert C. Silzer, Sr. was granted options to purchase (i) 500,000 shares of the Company's Common Stock in 1995 at an exercise price of $.30 per share and (ii) 750,000 shares of the Company's Common Stock in 1996 at an exercise price of $.50 per share and will be granted options to purchase 1,000,000 shares of Common Stock of the Company for each of the years 1997, 1998 and 1999, all at an exercise price equal to fifty percent (50%) of the ten day average trading price prior to the effective date of the option.


     In addition, pursuant to the Silzer Sr. Employment Agreement, Robert C. Silzer, Sr. is entitled to receive a lump sum payment equal to the present value, using an eight percent (8%) discount factor, of his salary for the unexpired term of the Silzer Sr. Employment Agreement, plus the amount of any performance bonus, grants of Common Stock and options which Robert C. Silzer, Sr. is entitled, which shall be a minimum of $5,500,000 (the "Silzer Severance Payment") if (i) Robert C. Silzer, Sr. is terminated by the Company without "just cause" as determined under the common law of British Columbia or (ii) (a) there is a change of control (as defined), (b) the Company employs any other senior executive without Robert C. Silzer, Sr.'s prior written consent or (c) materially alters the duties of Robert C. Silzer, Sr. without Robert C. Silzer, Sr.'s prior written consent. The Silzer Sr. Employment Agreement also provides that Robert C. Silzer, Sr. shall not compete with the Company for a period of twelve (12) months after termination of his employment with the Company. The Silzer Sr. Employment Agreement terminates on December 31, 2000.

     Effective September 5, 1995, the Company entered into an employment agreement with Firoz Lakhani (the "Lakhani Employment Agreement"), under which Mr. Lakhani serves as President and Chief Operating Officer of the Company. Pursuant to the Lakhani Employment Agreement, Mr. Lakhani was paid a salary of $6,250 per month from September 1, 1995 to December 31, 1995 and $91,667 in 1996. He deferred $33,333 of his salary for the year 1996. Mr. Lakhani will be paid a salary of $175,000 in 1997, $225,000 in 1998, $275,000 in 1999 and
$325,000 in 2000. In addition, Mr. Lakhani is eligible to receive an annual bonus in an amount equal to 3.5% of the net income of the Company and its subsidiaries (the Company and its subsidiaries did not have any net income in
1996). Mr. Lakhani received a signing bonus of 200,000 shares of Common Stock. Mr. Lakhani was also paid an automobile allowance of $700 per month in 1995 and $800 per month in 1996 and will be paid an additional $100 per month for each calendar year of the term of the Lakhani Employment Agreement. Pursuant to the Lakhani Employment Agreement, Mr. Lakhani was granted options to purchase (i) 300,000 shares of the Company's Common Stock in 1995 at an exercise price of $.30 per share and (ii) 500,000 shares of the Company's Common Stock in 1996 at an exercise price of $.50 per share and will be granted options to purchase 750,000 shares of Common Stock of the Company for each of the years 1997, 1998 and 1999, all at an exercise price equal to fifty percent (50%) of the ten day average trading price prior to the effective date of the option.

     In addition, pursuant to the Lakhani Employment Agreement, Mr. Lakhani is entitled to receive a lump sum payment equal to the present value, using an eight percent (8%) discount factor, of his salary for the unexpired term of the Lakhani Employment Agreement, plus the amount of any performance bonus, grants of Common Stock an options which Mr. Lakhani is entitled, which shall be a minimum of $4,250,000 (the "Lakhani Severance Payment") if (i) Mr. Lakhani is terminated by the Company without "just cause" as determined under the common law of British Columbia or (ii) (a) there is a change of control (as defined),
(b) the Company employs any other senior executive without Mr. Lakhani's prior written consent or (c) materially alters the duties of Mr. Lakhani without Mr. Lakhani's prior written consent. The Lakhani Employment Agreement also provides that Mr. Lakhani shall not compete with the Company for a period of twelve (12) months after termination of his employment with the Company. The Lakhani Employment Agreement terminates on December 31, 2000.


     Effective February 15, 1994, the Company entered into an employment agreement with Robert C. Silzer, Jr. (the "Silzer Jr. Employment Agreement"), under which Mr. Robert C. Silzer, Jr. serves as Vice President--Operations of the Company. Pursuant to the Silzer Jr. Employment Agreement, Robert C. Silzer, Jr. was paid a salary of $49,500 in 1994, $55,000 in 1995 and $85,398 in 1996
and will be paid a salary of not less than $90,000 per annum in 1997, 1998, 1999. In addition, Robert C. Silzer, Jr. was granted options to purchase 50,000 shares of the Company's Common Stock on January 1, 1994, 1995, 1996 and 1997, all at an exercise price of $1.00 per share and will be granted options to purchase 50,000 shares of Common Stock on January 1, 1998 at an exercise price of $1.00 per share.



                CONSIDERATION OF PROPOSAL OF REVERSE STOCK SPLIT
                                (PROPOSAL NO. 2)

General Description of the Proposal

     On March 5, 1997, the Board of Directors of the Company approved, subject to adoption by shareholders, resolutions to effect a reverse stock split, to be implemented at the discretion of the Board of Directors, in which one new share of Common Stock would be exchanged for a number of shares of Common Stock, to be determined by the Board of Directors, not more than four shares issued and outstanding at the time of the reverse stock split. Shareholders have no appraisal rights or similar rights of dissenters under Wyoming law or under the Company' s Articles of Incorporation or Bylaws in connection with a reverse stock split.


     As of July 31, 1997, there were 68,807,262 issued and outstanding shares of Common Stock not including shares reserved for exercise of any outstanding warrants or stock options. If the proposed resolution is approved, and implemented, not more than four shares of the Company's Common Stock, then issued and outstanding will be reclassified into one share of Common Stock. The Common Stock will continue to have a par value of $ .005 per share and consummation of the reverse stock split will not alter the number of authorized shares of the Company's Common Stock, which will remain at 150,000,000.


     The voting rights and other rights which accompany the Company's Common Stock will not be altered by the reverse stock split, and the proportion of the Company's outstanding shares held by each holder will not be affected, except for minor differences resulting from cash payment in lieu of fractional shares. Fractional shares of Common Stock will not be issued. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the reverse stock split, will instead receive from the Company a cash payment based upon the average closing price of the Common Stock for the ten calendar days preceding the effective date of the reverse stock split. The Company will ensure that the funds required to purchase the fractional interests created by the reverse stock split will be available and will be paid from the current cash reserves of the Company.

     The number of holders of the Company's Common Stock is approximately 396. The Company does not currently anticipate that the reverse stock split, if implemented, will result in any significant reduction in the number of shareholders.


Purpose of the Reverse Stock Split, Recommendation and Effect upon Shareholders

     The primary purpose of the reverse stock split, if implemented, is to reduce the number of outstanding shares to increase the trading price, with a view to placing the Company in a better position to obtain the listing of its Common Stock on the Nasdaq SmallCap Market, and stimulate broader investment interest in the Company's Common Stock. Many brokerage firms and institutional investors do not effect transactions in stock, such as the Company's Common Stock, which has a relatively low trading price. In addition, stock which trades in the current trading range of the Company's Common Stock may not be marginable.

     The standards for initial listing on the Nasdaq SmallCap Market require that a Company must have (i) at least $4,000,000 in total assets; (ii) at least $2,000,000 in capital and surplus; (iii) a minimum bid price of $3.00 per share;
(iv) "public float" (the market value of the Common Stock held by non-insiders) of at least $2,000,000; and (v) at least two market makers in its listed security.


     To maintain listing on the Nasdaq SmallCap Market under current requirements, the Company must have (i) at least $2,000,000 in total assets;
(ii) at least $1,000,000 in capital and surplus; (iii) a minimum bid price of $1.00 per share; (iv) "public float" of at least $1,000,000; and (v) at least two market makers in its listed security. As an alternative to the minimum bid price requirement, if the bid price is less than $1.00, the Company must have capital and surplus of $2,000,000 and a market value of the public float of $1,000,000. However, the Nasdaq Stock Market recently announced proposed rule changes that would, among other proposed changes, eliminate the alternative test and require removal of listed status for any security trading at less than a minimum bid price of $1.00 per share. As of July 31, 1997, the closing bid price for the Company's Common Stock as reported by the National Association of Securities Dealers, Inc. was $0.19 per share.


     It is not possible to predict the immediate impact that the reverse stock split will have if it is implemented on the trading price of the Company's Common Stock. The reverse stock split should ultimately result in an increase in the trading price of the Common Stock, but not necessarily in the same proportion as the reduction in the number of outstanding shares. The Board of Directors believes that the trading price will, however, increase in an amount sufficient to encourage greater interest in the Company's Common Stock by the financial and investment communities and possibly qualify the Company for listing on the Nasdaq SmallCap Market.

     IF THE REVERSE STOCK SPLIT IS IMPLEMENTED, THERE CAN BE NO ASSURANCE THAT THE TRADING PRICE WILL RISE IN PROPORTION TO THE DECREASE IN THE NUMBER OF SHARES RESULTING FROM THE REVERSE STOCK SPLIT, THAT ANY INCREASED TRADING PRICE WILL BE MAINTAINED FOR ANY PERIOD OF TIME OR THAT THE COMPANY'S COMMON STOCK WILL BE ELIGIBLE FOR LISTING ON THE NASDAQ SMALLCAP MARKET AS A RESULT OF THE REVERSE STOCK SPLIT.

Stock Certificates and Fractional Shares


     If the proposal is adopted and implemented, shareholders will be notified as soon as practicable and requested to surrender certificates representing their currently issued and outstanding shares of the Company's Common Stock, for certificates representing reclassified shares of the Company's Common Stock. Stock certificates in the hands of shareholders representing a maximum of four issued shares of Common Stock, will be exchanged after the effective date for stock certificates representing one issued share of Common Stock. The new Common Stock to be issued upon approval and implementation of the reverse stock split will be fully paid and nonassessable.


     In the event that the number of shares of old Common Stock into which shares of new Common Stock will be exchanged or converted includes a fraction, the Company will pay to the holder of such fraction, in lieu of the issuance of fractional shares of the Company, a cash amount which will be based upon the average closing price of the Common Stock for the ten calendar days preceding the effective date. The cash payable will not be paid to shareholders until the old certificates have been surrendered for new certificates. The Company will distribute cash in lieu of fractional shares in order to avoid the expense and inconvenience of issuing and transferring fractional shares. The Company is not effecting the reverse stock split for the purpose of giving any shareholder an increased interest in the Company's assets or earnings.

     The Company's shareholder list indicates that a portion of the Company's outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is therefore not possible to predict with certainty the number of full shares which will be represented by fractional interests resulting from the reverse stock split and the total amount which the Company will be required to pay to redeem such shares. However, it is not anticipated that such amount will be significant or that the Company will be required to borrow any funds to pay for fractional interests. All expenses incurred by the Company in connection with the reverse stock split will be paid by the Company.

Adjustments to Existing Warrants, Options and Convertible Notes

     If and when the proposed reverse stock split becomes effective, appropriate adjustments will also be made in the number and price of shares of Common Stock issuable upon exercise of any outstanding warrants, options and convertible notes. There will also be appropriate adjustments to the exercise prices of all outstanding warrants, options and convertible notes.

United States Federal Income Tax Consequences

     The following is a summary of the material anticipated United States federal income tax consequences of the reverse stock split to the Company and shareholders of the Company. This summary is based on the federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not discuss any consequence of the reverse stock split under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of the Company as a result of the reverse stock split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that for federal income tax purposes the reverse stock split will be a tax-free reorganization as described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss will be recognized by U.S. holders of Common Stock who exchange their old Common Stock for new Common Stock, except that U.S. holders of old Common Stock who receive cash proceeds from the sale of fractional shares of old Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the basis of their old Common Stock allocated to their fractional share interests, and any such gain or loss will constitute capital gain or loss if their fractional share interests are held as capital assets at the time of their sale. The income tax basis of the new Common Stock received by holders of Common Stock will be the same as the income tax basis of the old Common Stock exchanged therefor, less any income tax basis allocated to fractional share interests. The holding period of the new Common Stock in the hands of U.S. holders of new Common Stock will include the holding period of their old Common Stock exchanged therefor, provided that such old Common Stock was held as a capital asset immediately prior to the exchange.

The Board of Directors recommends a vote FOR the proposed reverse stock split.


          CONSIDERATION OF RESOLUTION RATIFYING SELECTION OF ROBISON,
            HILL & CO. TO BE INDEPENDENT ACCOUNTANTS FOR THE COMPANY
                               (PROXY ITEM NO. 3)


     One of the purposes of the Meeting is to ratify the selection of independent accountants to audit the books, records, and accounts of the Company for the year ending December 31, 1997. Robison, Hill & Co. has served as the Company's independent accountants since 1994. The Board of Directors has adopted resolutions directing the employment of Robison, Hill & Co. to audit the books, records, and accounts of the Company for 1997 and the submission of the selection to the shareholders for ratification. Accordingly, the Board recommends the adoption of the following resolution:


     RESOLVED, that the selection by the board of directors of the firm of Robison, Hill & Co. to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1997, be ratified.

     A representative of Robison, Hill & Co. is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to answer questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Robison, Hill & Co. as independent accountants.

Other Matters

Compliance with Section 16(a) of the Exchange Act

     The Company's officers, directors and persons who own ten percent of the Company's Common Stock did not become subject to the reporting requirements under Section 16(a) of the Securities And Exchange Act of 1934, as amended, until March 17, 1997 and, consequently, no forms were required to be filed pursuant to Section 16(a) by such persons during the fiscal year 1996.

Other Business

     There is no reason to believe that any other business will be presented at this Meeting; however, if any other business should properly and lawfully come before the Meeting, the proxies will vote in accordance with their best judgment.

Shareholder Proposals


     For a shareholder proposal to be presented at the next annual meeting, it must be received by the Company at its principal executive offices not later than April 17, 1998, in order to be included in the proxy statement and proxy for the 1998 annual meeting. Any such proposal should be addressed to the Company's Secretary and delivered to the Company's principal executive offices at 2482-650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N9.


                                                     Firoz Lakhani,
                                                     President, Secretary and
                                                     Chief Operating Officer


Vancouver, British Columbia
August 14, 1997

                                   PROXY CARD

                         ADVANCED GAMING TECHNOLOGY, INC.

                          2482-650 West Georgia Street
                              Post Office Box 11610
                   Vancouver, British Columbia, Canada V6B 4N9

     The undersigned hereby appoints Firoz Lakhani as proxy with full powers of substitution, to vote all shares of the Common Stock of Advanced Gaming Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 30, 1997 and at any adjournment thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

A.   ELECTION OF DIRECTORS (PROPOSAL No. 1)

     [ ] FOR all nominees listed below except as   [ ] WITHHOLD AUTHORITY for
         marked to the contrary below)                 all nominees listed below

      Nominees: Firoz Lakhani, Robert C. Silzer, Sr. and Robert C. Silzer, Jr.

     INSTRUCTION: To withhold authority to vote for any individual nominee PRINT THAT NOMINEE'S NAME:
                     ----------------------

B.   OTHER PROPOSALS

     1. To effect a reverse stock split in which one new share of Common Stock would be exchanged for a number of shares of Common Stock, to be determined by the Board of Directors, equal to or less than four shares issued and outstanding at the time of the reverse stock split. Proposal No. 2).

               FOR                  AGAINST                  ABSTAIN
               [ ]                    [ ]                      [ ]

     2. To ratify the selection of Robison, Hill & Co as independent accountants for the Company (Proposal No. 3).

               FOR                  AGAINST                  ABSTAIN
               [ ]                    [ ]                      [ ]

C.   DISCRETIONARY AUTHORITY

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 1997 Annual Meeting or any adjournment, postponement or rescheduling thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1, "FOR" PROPOSALS NO. 2 AND NO. 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

      Please date and sign this proxy exactly as your name appears hereon.


---------------------------      -----------------------------------------------
Date                             Signature of Owner


                                 -----------------------------------------------
                                 Additional Signature of Joint Owner(if any)

                                 If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.